THIS ESCROW AGREEMENT is entered into this 9th day of Febuary, 2006, by and between the following parties:

(1) **ENORMOUS STRENGTH INTERNATIONAL LIMITED**, a company incorporated in Marshall Island and having its registered office at 12/F Dah Sing Life Building, 99-105 Des Voeux Road Central, Hong Kong (the "**Vendor**");

(2) **GTREX CAPITAL, INC**, a company incorporated as a Delaware corporation and having its place of business at 65 Enterprise, Aliso Viejo CA 92656 of California, USA (the "**Purchaser**"); and

(3) **KING & COMPANY**, a firm of solicitors in the Hong Kong Special Administrative Region whose place of business is situate at 12th Floor, New World Tower II, 18 Queen's Road Central, Hong Kong (the "**Company**").

WHEREAS :

1. The Vendor and the Purchaser have agreed upon certain escrow arrangements under Clause 6 of the Letter Agreement dated 16th December 2005 ("the Agreement") executed by the Vendor and the Purchaser relating to the sale and purchase of the entire share capital (100%) of GLOBAL TRAVEL PARTNERS, INC. (a Nevada Corporation), which wholly owns AsiaWorld Travel Vancouver, Ltd. and Dominion Pacific Travel Limited (collectively "the Companies").

2. The Vendor and the Purchaser agreed to appoint the Company as the escrow agent to hold promissory notes and marketable securities being partial and/or full payment pursuant to the Agreement. (These notes and marketable securities collectively referred to hereinafter as "the Escrow Securities"). The Escrow Securities shall be delivered to the Vendor subject to the terms and conditions set out herein.

3. All parties agreed to enter into this Agreement on terms and conditions set out as below.

4. The full description of the Escrow Securities is set out in Schedule A of this Agreement.

IT IS HEREBY AGREED AS FOLLOWS : -

Terms of The Escrow

1. Unless otherwise provided herein, words and expressions defined in the Agreement shall bear the same meaning where used herein.

2. The parties hereby appoint the Company as the escrow agent to have the

authority and perform the duties of the Company as provided herein.

3. The Purchaser shall deliver to the Company the Escrow Securities on the date as specified in the Agreement.

4. The Company agrees to hold the Escrow Securities in accordance with this Escrow Agreement.

   a) The Company shall, at any time, deliver all or any of the Escrow Securities as directed by and in accordance with the terms of the joint written instructions signed by the Vendor and the Purchaser.

   b) Promptly after satisfaction of the "Release Conditions", the Vendor shall notify the Purchaser and the Company in writing thereof in order to initiate the release from escrow and delivery of the Escrow Securities to the Vendor in accordance with the Release Conditions set out in Schedule B. The Company shall release the Escrow Securities to the Vendor promptly upon the receipt of the joint written notice from the Vendor and the Purchaser.

5. The Company will be under no duty or obligation to give any notice, or to do or to omit the doing of any action with respect to the Escrow Securities and other items held hereunder, except to hold, release and deliver the same in accordance with the terms of this Agreement. The Company will not be liable for any error in judgment or any act or steps taken or permitted to be taken, or for any mistake of law or fact, or for anything it may do or refrain from doing in connection with this Agreement, except for its own gross negligence or willful misconduct. The Company will not be required in any way to determine the validity or sufficiency, whether in form or substance, of any instrument, document, certificate, statement or notice referred to in this Agreement or the Agreement or contemplated by this Agreement (including, without limitation, the confirmation of the satisfaction of the Release Conditions), or the identity or authority of the persons executing it, and it will be sufficient if any writing purporting to such instrument, document, certificate, statement or notice is delivered to the Company and purporting to be correct in form and signed or otherwise executed by the party or parties required to sign or execute it under this Agreement. The Vendor and the Purchaser shall keep signature specimen with the Company and the Company is entitled to rely upon the said joint written notice bearing facsimile or electronic signatures that match the said specimen as being authentic original signatures.

6. (a) Once the Release Conditions of the Escrow Securities have been satisfied in accordance with Schedule B hereof, the Company shall then promptly arrange to release and deliver to the Vendor, in accordance with the "Delivery Instructions" set forth in Schedule "C" hereof.

   (b) In the event that there is any dispute between the Vendor and the Purchaser with regard to the Escrow Securities or any part thereof, the Company shall be entitled to take out an inter-pleader summons for the Escrow

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Securities or any part thereof such that the Escrow Securities may be placed in the custody of any court of competent jurisdiction and the parties hereto agree that once the Company shall have paid the Escrow Securities into any court of competent jurisdiction, the Company shall be deemed to be fully discharged from any further liability or duty towards either of the parties as such stakeholders and each of the Vendor and the Purchaser undertakes not to take legal proceedings against the Company and shall hold the Company harmless in every respect as such stakeholders. The costs and expenses incurred in taking out such inter-pleader summons for the Escrow Securities or any part thereof shall be borne jointly and severally by the Vendor and the Purchaser.

7. The Company shall have no duties and obligations with respect to the Agreement or the Escrow Securities except for the duties and obligations expressly set out in this Escrow Agreement ("the Escrow Obligations"). Without limiting the generality of the foregoing, the Company shall not be concerned or required to verify the matters referred to or the validity of any written notice given by the Vendor or the Purchaser hereunder, all such notices duly executed by them being final, conclusive and binding on the Vendor or the Purchaser (as the case may be) as to the matters referred to therein.

8. The Vendor or the Purchaser shall not bring or prosecute or procure or allow to be brought or prosecuted any action, claim, demand, suit or proceeding against the Company in respect of the performance of the Agreement. The Vendor and the Purchaser shall and hereby agree to jointly and severally indemnify and hold harmless the Company from and against any and all actions, claims, costs, damages, liabilities and other expenses arising out of the performance by the Company of the Escrow Obligations.

9. The Company's responsibilities as the escrow agent hereunder shall terminate if the Company shall resign by written notice to the Vendor and the Purchaser. In the event of any such resignation, the Vendor and the Purchaser shall appoint a successor for the Company. Following the release of the Escrow Securities by the Company in accordance with this Agreement, the Company's obligations as escrow agent hereunder shall be fully released and/or discharged and the Company shall have no liability whatsoever to the Vendor or the Purchaser and/or to any third party for acting in accordance with the terms of this Agreement or otherwise hereunder.

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10. For the avoidance of doubt, the Vendor and the Purchaser hereby waives to the maximum extent permitted by law all rights and remedies which it has or may have against the Company in the event of (a) a conflict of interest (whether actual or potential); or (b) a breach of fiduciary duty owed by the Company to the Vendor and the Purchaser arising out of or in connection with the performance and/or observance by the Company of its obligations hereunder.

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11. The Company shall not be liable to whomsoever by reason of any error of judgment or of any act done or step taken or omitted to be taken by the Company, or for any mistake of fact or law, in connection with the performance of the Escrow Obligations under or in connection with this

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Agreement.

12. This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People's Republic of China for the time being in force.

13. This Agreement shall not be amended or varied except by written agreement duly executed by all the parties hereto.

14. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

15. If the Company reasonably requires other or further instruments in connection with this Agreement or the Escrow Obligations in respect hereof, the Vendor and the Purchaser shall join in furnishing such instruments.

16. Each party shall bear its own costs for the preparation, approval and/or execution of this Agreement.

IN WITNESS whereof the parties hereto execute this Agreement on the date first above written.

SIGNED by Ms So Siu Ngan, director for and on behalf of ENORMOUS STRENGTH INTERNATIONAL LIMITED in the presence of : -	For and on behalf of ENORMOUS STRENGTH INTERNATIONAL LIMITED Authorised Signature(s)
Mr. Berlandier Christopher Paul, C.E.O. SIGNED by for and on behalf of GTREX CAPITAL, INC in the presence of : -	For and on behalf of GTREX CAPITAL, INC. Authorized Signature(s)
SIGNED by Mr. Ching Kwok Ho Samuel, partner for and on behalf of KING & COMPANY, SOLICITORS in the presence of :-	KING & CO SOLICITORS

TRISHA M. BOLLMAN
Commission # 1592762
Notary Public - California
San Diego County
My Comm. Expires Jul 26, 2009

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SCHEDULE "A"
ESCROW SECURITIES

The Escrow Securities referred by this Escrow Agreement shall mean:

1. EIGHT promissory notes to be issued by the Purchaser in favor of the Vendor or its assignees pursuant to the Agreement bearing a note serial number of GN 1001 to GN 1008 have a face value of US$100,000.00 (US Dollar One Hundred Thousand Only) each for a total amount of US$800,000.00 (US Dollar Eight Hundred Thousand Only)
2. TEN share certificates, bearing the number of shares as set out below, to be issued by the Purchaser in favor of the Vendor's shareholders pursuant to Agreement having a total of 800,000,000 (Eight Hundred Million) restricted shares per rule 144 of the Securities Act 1933 of USA. The certificates are to be issued to the following parties :

a.	Huggins Limited	400,000,000 shares
b.	Star Wind Consultants Limited	112,000,000 shares
c.	Translink Co., Ltd.	96,000,000 shares
d.	Humphrey Co., Ltd.	96,000,000 shares
e.	Rick Choate	24,000,000 shares
f.	Great Business Inc.	20,000,000 shares
g.	Daniel Yeung Wai Nap	20,000,000 shares
h.	Peter Darell Larlee	12,000,000 shares
i.	Hai Ka Yiu	10,000,000 shares
j.	Grand Regency Investments Limited	10,000,000 shares
		800,000,000 shares

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SCHEDULE "B"
RELEASE CONDITIONS

A.. The Purchaser shall deliver the Escrow Securities to the Company upon satisfaction of the following conditions :

1. Upon receipt of a legal disclosure documents made by the Vendor or their lawyer pertaining to the good standing of the Companies and the shareholding structures named in the Agreement.
2. Full description of the business nature and activities of the Companies named in the Agreement by the Vendor.
3. An Un-Audited financial statement up to 31st December 2005 and a pro forma profit and loss account with projection from January 1st to 30th June 2006 that match the representation as per the Agreement.

B. A satisfactory auditor report done on the Companies' operations (the auditor shall be a member of the Public Company Accountant Oversight Board of USA) from the period January 1, 2006 through June 30, 2006 and the guarantee of projected profits for such period has been achieved by the Vendor pursuant to the Agreement.

C. The Company shall release 100% of the Escrow Securities as per Schedule A paragraph 2 to the Vendor within 7 days upon receipt of a joint written notice by the Vendor and the Purchaser confirming that the above Condition A has been complied with, this will constitute the closing of this transaction. The Company shall release the remaining Escrow Securities as per Schedule A paragraph 1 to the Vendor within 7 days upon receipt of a joint written notice by the Vendor and the Purchaser confirming that the above Condition B has been complied with. Adjustment to the issuance of Schedule A paragraph 1 will be based on the PCAOB audits and the satisfaction of projection of net income from January 1st to 30th June 2006.

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SCHEDULE "C"
DELIVERY INSTRUCTIONS

The Company shall deliver to the Vendor the Escrow Securities at the address stated in this Agreement or by written instruction of the Vendor. The Vendor shall produce an official receipt bearing the authorized signature of the Vendor to verify the actual receipt of the Escrow Securities so delivered.

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SCHEDULE D
SIGNATURE SPECIMEN OF THE VENDOR AND THE PURCHASER

1. Signature Specimen of the Vendor

For and on behalf of
ENORMOUS STRENGTH INTERNATIONAL LIMITED

....
Authorised Signature(s)

2. Signature Specimen of the Purchaser

-end of page-

TRISHA M. BOLLMAN
Commission # 1592762
Notary Public - California
San Diego County
My Comm. Expires Jul 26, 2009

X

Dated this 9th day of Feb. 2006

ENORMOUS STRENGTH INTERNATIONAL LIMITED

and

GTREX CAPITAL, INC

and

KING & COMPANY

****

ESCROW AGREEMENT

****

KING & COMPANY
SOLICITORS
12TH FLOOR, NEW WORLD TOWER II
18 QUEEN'S ROAD CENTRAL
HONG KONG

REF : SC/44013/05/AM

ESCROW AGREEMENT

CAB